Chase Manhattan Auto Grantor Trust 1996-B

                         Statement to Certificateholders
                                February 15 2000

      DISTRIBUTION IN DOLLARS

         ORIGINAL           PRIOR                                                                                  CURRENT
         FACE               PRINCIPAL                                                        REALIZED   DEFERRED   PRINCIPAL
 CLASS   VALUE              BALANCE          PRINCIPAL        INTEREST       TOTAL              LOSES   INTEREST   BALANCE
A        1,478,422,107.71   197,627,155.39   16,427,163.71    1,088,596.25   17,515,759.96      0.00      0.00     181,199,991.68
B           45,725,000.00     6,112,260.91      508,063.33       34,432.40      542,495.73      0.00      0.00       5,604,197.58
TOTALS   1,524,147,107.71   203,739,416.30   16,935,227.040   1,123,028.65   18,058,255.69      0.00      0.00     186,804,189.26

      FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                           PASS-THROUGH RATES
         PRIOR                                                 CURRENT                CURRENT
         PRINCIPAL                                             PRINCIPAL      CLASS   PASS THRU
 CLASS   FACTOR         PRINCIPAL     INTEREST    TOTAL        FACTOR                 RATE
A        133.67437781   11.11128116   .73632303   11.84760419  122.56309665   A       6.610000 %
B        133.67437747   11.11128114   .75303226   11.86431340  122.56309634   B       6.760000 %
TOTALS   133.67437780   11.11128116   .73682432   11.84810547  122.56309664

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

Mark  McDermott
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-7016
Email: mark.mcdermott@chase.com

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                                                                          Page 2

Chase Manhattan Auto Grantor Trust 1996-B

                                February 15 2000
                         STATEMENT TO CERTIFICATEHOLDERS

                                               Due Period                     41
                                               Due Period Beg Date      01/01/00
                                               Due Period End Date      01/31/00
                                               Determination Date       02/10/00

Section 5.8(iii)  Servicing Fee
Section 5.8(iii)  Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi)  Net Losses for Collection Period

Section 5.8(vii)  Carryover Shortfall for Collection Period
                                        Class A Interest                    0.00
                                        Class B Interest                    0.00
                                        Class A Principal                   0.00
                                        Class B Principal                   0.00
                                        TOTAL                               0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement

Section 5.8(ix)  Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                                        By Seller                           0.00
                                        By Servicer                  196,632.11
                                        TOTAL                        196,632.11

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Grantor Trust 1996-B

                                                                February 15 2000

Section 5.8(xi) Advance Summary for Collection Period
              Unreimbursed Advances for Previous Period             4,083,313.71
              Unreimbursed Advances for Period                      3,993,555.69
              Change From Previous Periods                            -89,758.02

              Reimbursed advance from collections                     320,220.88
              Reimbursed advance from liquidation proceeds             10,514.23
              Reimbursed advance from reserve account withdrawals           0.00